EXHIBIT 23.3
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                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in this Amendment No. 2 to the Registration Statement and related Prospectus of Triarc Companies, Inc. (Form S-3, No. 333-127818) and to the incorporation by reference therein of our report dated June 28, 2006 relating to the combined financial statements of RTM Restaurant Group as of May 29, 2005 and May 30, 2004, and for each of the two years in the period ended May 29, 2005, included in Triarc Companies, Inc.'s Current Report on Form 8-K dated October 19, 2006 filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Atlanta, Georgia
October 17, 2006